Exhibit 10.1

Deutsche Bank

Deutsche Bank AG London
Winchester House
1 Great Winchester St.
London EC2N 2DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank AG New York
60 Wall Street
New York, NY 10005
Telephone: 212-250-5977
Facsimile: 212-797-8826

June 28, 2005

Cephalon, Inc. (“Counterparty”)

41 Moores Road

Frazer, PA 19355

Attention: Kevin Buchi, Senior Vice President & Chief Financial Officer

Dear Sirs / Madam:

Reference is made to the Confirmation (the “Confirmation”) dated as of June 2, 2005 between Deutsche Bank AG acting through its London Branch (“Deutsche”) and Cephalon, Inc. (“Counterparty”), which sets forth the terms and conditions of a convertible note hedge transaction (the “Transaction”) entered into between Deutsche and Counterparty.  Terms used herein and not defined herein have the meanings set forth in the Confirmation.  For purposes of this Amendment and the Confirmation, unless the context otherwise requires, all references herein and therein to “the Confirmation”, and “the Transaction”, shall be deemed references to the Confirmation as amended hereby, and the Transaction as governed by such amended Confirmation, respectively.

DEUTSCHE BANK AG IS NOT REGISTERED AS A BROKER DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  DEUTSCHE BANK AG, NEW YORK BRANCH HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THIS TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

In connection with the exercise of the option granted by Counterparty to the Underwriters (as such term is defined in the Underwriting Agreement) to purchase additional Reference Notes pursuant to the Underwriting Agreement (the “Option Exercise”), and as provided for in Section 3(e) of the Confirmation, Deutsche and the Counterparty intend to enter into this letter agreement (this “Amendment”) to amend the Confirmation in the manner set forth below.  In consideration of such premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Deutsche and the Counterparty hereby agree that:

(a)                 In Section 2 of the Confirmation, the provision opposite the caption “Reference Notes” is deleted and replaced with the following language:

“$920,000,000 principal amount of Convertible Senior Notes due June 1, 2015 (the “Maturity Date”), $800,000,000 of which were issued by Cephalon, Inc. (the “Issuer”) on June 7, 2005, and $120,000,000 of which were issued by the Issuer on July 1, 2005, in each case pursuant to the Note Indenture (as defined below).”

(b)                 In Section 2 of the Confirmation, the following new provision shall be inserted immediately after the provision opposite the caption “Share Equivalent Amount”:

“Limitation on Delivery Shares:             Notwithstanding anything to the contrary herein, in the Agreement or in any other agreement between the parties hereto, in no event shall Deutsche be required to deliver Shares to Counterparty pursuant to this Confirmation in connection with any Conversion Event to the extent the aggregate Conversion Amount for such Conversion Event and all prior Conversion Events is greater than $800,000,000 (such amount subject to reduction in connection with any Repayment Event by the principal amount of Reference Notes subject to such Repayment Event).”

(c)                 Section 4(b) of the Confirmation is amended and restated in its entirety to read as follows:

“A Repayment Event occurs, in which case this Transaction shall be subject to termination only in respect of the principal amount of Reference Notes that cease to be outstanding in connection with or as a result of such Repayment Event.  For the avoidance of doubt, if the aggregate principal amount of Reference Notes subject to one or more Repayment Events is less than $800,000,000, then the terms of this Transaction shall continue to apply, subject to the terms and conditions set forth herein.  However, if the aggregate principal amount of Reference Notes subject to one or more Repayment Events equals or exceeds, at any time, $800,000,000, the entirety of this Transaction shall terminate automatically.”

(d)                 The first paragraph of Section 6 of the Confirmation is amended and restated in its entirety to read as follows:

“If Deutsche determines reasonably and in good faith that the number of Shares required to be delivered to Counterparty hereunder on any Settlement Date pursuant to this Confirmation, the Confirmation dated as of June 28, 2005 between Deutsche and Counterparty (the ‘New Confirmation’), which sets forth the terms and conditions of a convertible note hedge transaction entered into between Deutsche and Counterparty, or the combination thereof would exceed 9.0% of all outstanding Shares, then Deutsche may, by notice to Counterparty on or prior to such Settlement Date (a ‘Nominal Settlement Date’), elect to deliver the Shares comprising the Share Equivalent Amount required to be delivered pursuant to this Confirmation on two or more dates (each, a ‘Staggered Settlement Date’) as follows:”

(e)                The definition of “Hedge Equity Percentage” in Section 8 of the Confirmation is amended and restated in its entirety to read as follows:

“‘Hedge Equity Percentage’ as of any day is the fraction (A) the numerator of which is the sum of the number of Shares underlying this Transaction and the number of Shares underlying the transaction entered into pursuant to the New Confirmation on such day and (B) the denominator of which is the number of Shares outstanding on such day.”

(f)                  In addition, by executing and delivering this Amendment, Counterparty, or Counterparty and Deutsche, as the case may be, shall be deemed to have made, on the date hereof, the representations and warranties set forth in Section 3(c) of the Confirmation, in clauses (i) through (v) under the heading “Mutual Representations” of Section 8 of the Confirmation and in clauses (i) and (ii) under the heading “Additional Counterparty Representations” of Section 8 of the

Confirmation; provided that (w) each reference in each such Section or clause to “the Confirmation” shall be deemed to be a reference to the Confirmation as amended by this Amendment, (x) each reference in each such Section or clause to “the Transaction” shall be deemed to be a reference to the Transaction as governed by such amended Confirmation, (y) each reference in each such Section or clause to “the Trade Date” shall be deemed to be a reference to the date hereof and (z) each reference in each such Section or clause to “hereof”, “hereunder”, “herein”, “hereby” or any other similar reference shall be deemed to be a reference to the Confirmation as amended by this Amendment.

If the Option Exercise fails to close for any reason, then the entirety of this Amendment shall terminate automatically and no payments or deliveries shall be required in connection herewith.

This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

This Amendment shall be governed by and construed in accordance with New York law without reference to choice of law doctrine and each party hereby submits to the jurisdiction of the Courts of the State of New York.

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Please confirm that the foregoing correctly sets forth the terms of your agreement by signing and returning this Amendment.

Yours faithfully,

DEUTSCHE BANK AG, acting through its New York branch and solely in its capacity as Agent

	By:	/s/ David Dirvin

	Name:	David Dirvin
	Title:	Managing Director

	By:	/s/ Mark Haas

	Name:	Mark Haas
	Title:	Managing Director

Confirmed as of the date first written above:

CEPHALON, INC. (“Counterparty”)

By:	/s/ John E. Osborn

Name:	John E. Osborn
Title:	Senior Vice President, General Counsel and Secretary
entered into on this 30th day of June, 2005

DEUTSCHE BANK AG, LONDON

By:	/s/ Noreddine Sebti

Name:	Noreddine Sebti
Title:	Attorney-in-Fact

By:	/s/ Jill Rathjen

Name:	Jill Rathjen
Title:	Attorney-in-Fact